                                                                  Exhibit 4.2


          THE WARRANTS REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE
           HOLDER NAMED HEREON FOR HIS OWN ACCOUNT FOR INVESTMENT
            WITH NO INTENTION OF MAKING OR CAUSING TO BE MADE ANY
           PUBLIC DISTRIBUTION OF ALL OR ANY PORTION THEREOF; THIS
                  SECURITY HAS NOT BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE
                  SECURITIES LAWS AND MAY NOT BE TRANSFERRED
            OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED
            UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER
               THE ACT AND THE APPLICABLE STATE SECURITIES LAWS
                IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL
               SATISFACTORY TO THE COMPANY IS FURNISHED TO THE
            COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT
                AND THE APPLICABLE STATE LAWS IS NOT REQUIRED.


                     WARRANT TO PURCHASE COMMON STOCK OF

                     MERIDIAN MEDICAL TECHNOLOGIES, INC.


Warrant No.                                                             Shares
            ----------                                       ----------

       This certifies that, for value received, (the "HOLDER") is entitled to subscribe for and purchase up to shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of MERIDIAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "COMPANY"), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

       As used herein, the term "COMMON STOCK" shall mean the Company's presently authorized Common Stock, $.10 par value per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

       This Warrant was originally one of a series of substantially identical warrants (the "Warrants") issued by Brunswick Biomedical Corporation ("BBC") pursuant to those certain Preferred Stock and Warrant Purchase Agreements dated March 14, 1996 (the "Purchase Agreements") in connection with the offer and sale of the Series D and E Preferred Stock and was assumed by the Company on November 20, 1996 when BBC merged with and into the Company (the "Merger").

       1. TERM OF WARRANT. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time during the period beginning on March 14, 1996 (the "INITIAL EXERCISE DATE") and ending on March 14, 2001.

       2. WARRANT PRICE. The exercise price of this Warrant is $8.33 per share, subject to adjustment from time to time pursuant to the provisions of
Section 5 hereof (the "WARRANT PRICE").

       3.  METHOD OF EXERCISE.

          Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT 1 duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the Warrant Price per share multiplied by the number of shares then being purchased. The Company agrees that the shares so purchased shall be deemed to be issued to the holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof within 15 days thereafter and, unless this Warrant representing the portion of the shares, if any, with respect to which this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the holder hereof within such 15 day period.

       4. STOCK FULLY PAID; RESERVATION OF SHARES. All Common Stock which may be issued upon the exercise or conversion of this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

       5.  ADJUSTMENTS.

           (a) RECLASSIFICATION, CONSOLIDATION OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant

(other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassifications, change, consolidation, or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. No consolidation or merger of the Company with or into another corporation referred to in the first sentence of this paragraph (a) shall be consummated unless the successor or purchasing corporation referred to above shall have agreed to issue a new Warrant as provided in this Section
5. The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes, consolidations, mergers and transfers.

           (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

           (c) STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to Common Stock payable in, or make any other distribution with respect to, Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) or (b)) then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

           (d) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price pursuant to Section 5(a), (b) or (c), the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

       6. NOTICE OF ADJUSTMENTS. Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant at the address specified in Section 10(d) hereof, or at such other address as may be provided to the Company in writing by the holder of this Warrant.

       7. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

       8.  COMPLIANCE WITH THE ACT.

           (a) COMPLIANCE WITH THE ACT. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for such holder's own account for investment with no intention of making or causing to be made any public distribution of all or any portion thereof; and such securities may not be pledged, sold or in any other way transferred in the absence of an effective registration statement for such securities under the Act and registration of such securities under applicable state securities laws or (i) registration under applicable state securities laws is not required and (ii) an opinion of counsel satisfactory to the Company is furnished to the Company to the effect that registration under the Act is not required.

       9.  TRANSFER AND EXCHANGE OF WARRANT.

           (a) TRANSFER. This Warrant may be transferred or succeeded to by any person; PROVIDED HOWEVER, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

           (b) EXCHANGE. Subject to compliance with the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable; provided, that the last holder of this Warrant as registered on the books of the Company may be treated by the Company and all persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant or to transfer hereof on the books of the Company, any notice to the contrary notwithstanding, unless and until such holder seeks to transfer registered ownership of this Warrant on the books of the Company and such transfer is effected.

      10.  MISCELLANEOUS.

           (a) NO RIGHTS AS SHAREHOLDER. Except as provided in the Agreement, no holder of the Warrant or Warrants shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant or Warrants shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

           (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

           (c)  NOTICE OF CAPITAL CHANGES.  In case:

                (i) the Company shall declare any dividend or distribution payable to the holder of its Common Stock;

                (ii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization; or

                (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give the holder of this Warrant written notice, in the manner set forth in subparagraph (d) below, of the date on which a record shall be taken for such dividend, or distribution or for determining shareholders entitled to vote upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such written notice shall be given at least 30 days prior to the transaction in question and not less than 20 days prior to the record date in respect thereof.

           (d) NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the holder at its address set forth in the Company's books and records or at such other address as the holder may have provided to the Company in writing.

           (e) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of the Warrant.

           (f) REGISTRATION RIGHTS. The Common Stock issued upon exercise of this Warrant shall be registered for resale by the Holder in accordance with the Registration Rights Agreement signed by the Holder in connection with the Merger.

           (g) GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of Delaware.

       IN WITNESS WHEREOF, this Warrant is executed as of this      day of
         , 1996.


                                       MERIDIAN MEDICAL TECHNOLOGIES,
                                       INC.



                                       By:      -----------------------------
                                       Title:   -----------------------------

                                                                     EXHIBIT I


                               NOTICE OF EXERCISE

TO:    MERIDIAN MEDICAL TECHNOLOGIES, INC.

       1.  The undersigned hereby elects to purchase       shares of Common
Stock of MERIDIAN MEDICAL TECHNOLOGIES, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

       2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                   ----------------------------------------
                                    (Name)

                   ----------------------------------------

                   ----------------------------------------
                                   (Address)

       3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



                                       --------------------------------------
                                       Signature

         THE WARRANTS REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER
                  NAMED HEREON FOR HIS OWN ACCOUNT FOR INVESTMENT
                WITH NO INTENTION OF MAKING OR CAUSING TO BE MADE ANY
               PUBLIC DISTRIBUTION OF ALL OR ANY PORTION THEREOF; THIS
                     SECURITY HAS NOT BEEN REGISTERED UNDER THE
               SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE
                      SECURITIES LAWS AND MAY NOT BE TRANSFERRED
               OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED
                UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER
                   THE ACT AND THE APPLICABLE STATE SECURITIES LAWS
                     IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL
                    SATISFACTORY TO THE COMPANY IS FURNISHED TO THE
                 COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT
                    AND THE APPLICABLE STATE LAWS IS NOT REQUIRED.


                            COMMON STOCK PURCHASE WARRANT

                              To Subscribe for Shares of

                                     Common Stock

                                          of

                           Meridian Medical Technologies, Inc.


       THIS CERTIFIES THAT, for value received, (the "holder"), is entitled to subscribe for and purchase from Meridian Medical Technologies, Inc. (the
"Company") up to                    (      ) shares of the Company's Common
Stock, $0.10 par value [as defined in Section 7(a), the "Stock"] at a price of $8.33 per share (with adjustments provided for herein, the "Warrant Price") at any time until April 22, 2000, subject to the terms and conditions stated in this Warrant (the "Warrant").

       1.  EXERCISE

       The rights represented by this Warrant may be exercised by the holder in whole or in part by the surrender of this Warrant and delivery of an executed Exercise Notice in the form attached hereto to the Company at its principal office at any time or times within the period specified above, accompanied by payment for the Stock so subscribed for by certified or bank check. In the event of the partial exercise of the rights represented by this Warrant, a new Warrant representing the number of shares as to which this Warrant shall not have been exercised shall be promptly issued to the holder. In any event, such a new Warrant and a certificate or certificates for the Stock purchased shall be delivered by the Company to the holder not later than ten days after payment is made for the purchased Stock.

       2.  VALIDITY OF ISSUE

       The Company warrants and agrees that all shares of Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Stock to provide for the exercise of the rights represented by this Warrant.

       3.  INVESTMENT REPRESENTATION

       The holder by accepting this Warrant represents that the Warrant is acquired for the holder's own account for investment purposes and not with a view to any offering or distribution and that the holder has no present intention of selling or otherwise disposing of the Warrant or the underlying shares of Stock. Upon exercise, the holder will confirm, in respect of securities obtained upon such exercise, that it is acquiring such securities for its own account and not with a view to any offering or distribution in violation of applicable securities laws.

       4.  ADJUSTMENTS TO PREVENT DILUTION

       a. If and whenever the Company shall issue or sell any shares of Stock for a consideration per share less than the Warrant Price in effect immediately prior to the time of such issue or sale, then upon such issue or sale, the Warrant Price shall be recalculated (and if applicable reduced, but in no event thereby increased) to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (aa) the number of shares of Stock outstanding immediately prior to such issue or sale multiplied by the then existing Warrant Price, and (bb) the consideration, if any, received by the Company upon such issue or sale by (ii) the total number of shares of Stock outstanding immediately after such issue or sale. For purposes of this Section 4, the phrase "Convertible Securities" (defined below) shall not include shares of Stock issued or issuable to officers, directors or employees of, or consultants to, the Company pursuant to a stock purchase or option plan or other employee or director stock incentive or compensation programs approved by the Board of Directors.

       (1) If at any time the Company shall in any manner grant any options or rights to subscribe for or to purchase Stock or securities convertible into Stock ("Convertible Securities") or shall issue or sell any Convertible Securities and the price per share for which Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities [determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options or for the issuance or sale of Convertible Securities, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities] shall be less than the Warrant Price in effect immediately prior to the time of the granting of such rights or options or the issuance or sale of such Convertible Securities, then the total maximum number of shares of Stock issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities shall (as of the date of granting of such rights or options or the issuance or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the Warrant Price shall be made upon the actual issue of such Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Stock upon conversion or exchange of such Convertible Securities. Unless a provision of any other paragraph of this Section 4 controls, if the price per share for which Stock is issuable upon exercise of such rights or options or upon conversion or exchange of such Convertible Securities shall change at any time, the Warrant Price then in effect shall forthwith be adjusted or readjusted to such Warrant Price as would have obtained had the adjustments made upon the issuance or sale of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such options or rights or upon the conversions or exchange of such Convertible Securities, and (b) the assumption that the remaining outstanding options, rights, or Convertible Securities were originally issued at the time of such change. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Price then in effect shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustments made upon the issuance or sale of such rights or options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversions or exchange of such Convertible Securities and (b) the issuance or sale of any such options, rights or Convertible Securities as remain outstanding after said expiration or termination.

       (2) If the Company shall declare a dividend, or make any further distribution upon any capital stock of the Company, payable in Stock or Convertible Securities, then any Stock or Convertible Securities (as the case may be) issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration; and in addition to the adjustment of the Warrant Price required by this Section 4(a), the number of shares of Stock issuable upon exercise of this Warrant shall be proportionately increased so that the holder upon exercise of this Warrant shall be entitled to receive the same number of shares of Stock which it would have received if it had exercised this Warrant in full immediately prior to the date for determining stockholders entitled to receive such dividend or distribution.

       (3) If any shares of Stock or Convertible Securities or any rights or options to purchase any such Stock or Convertible Securities shall be issued for cash, then the consideration received shall be deemed to be the amount received by the Company, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Stock or Convertible Securities or any rights or options to purchase any such Stock or Convertible Securities shall be issued for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the value of such consideration as determined by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

       (4) If the Company shall take a record of the holders of its Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Stock or in Convertible Securities, or (ii) to subscribe for or purchase Stock or Convertible Securities, then for purposes of this Warrant such record date shall be deemed to be the date of the issue or sale of the shares of Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

       b. If the Company shall declare a dividend upon any Stock of the Company payable otherwise than as a cash dividend paid out of current earnings, or in Stock or Convertible Securities, then the Warrant Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal to the fair value of the dividend per share of the Stock outstanding at the time of such declaration as determined by the Board of Directors of the Company. Such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend or, if a record is not taken, the date as of which the holders of Stock of record entitled to such dividend are to be determined.

       c. If the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares, then the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares issuable upon exercise of this Warrant shall be proportionately increased; and conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable proportionately reduced.

       d. Except as provided in paragraph (c) of this Section, if any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or of any successor corporation's property and assets to any other corporation or corporations (any such corporation being included within the meaning of the term "successor corporation") shall be effected, then as a condition of such recapitalization, reclassification, consolidation, merger, or conveyance, lawful and adequate provision shall be made whereby the holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the right represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Stock equal to the number of shares of such Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such recapitalization, reclassification, consolidation, merger or conveyance not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustment of the warrant price and of the number of shares purchasable upon the exercise of this warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. Except as hereinafter provided, the Company shall not effect any consolidation or merger unless prior to the consummation thereof the successor corporation shall assume by written instrument executed and mailed to the holder at its address registered on the books of the Company the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. Notwithstanding the foregoing, in the event of a merger or consolidation in which the Company is not the surviving entity, if the Company concludes that it will be unable to satisfy the conditions of this paragraph without a material adverse effect on the terms of such proposed transaction, then the Company shall have the option, prior to or contemporaneously with the closing of such merger or consolidation, to purchase the Warrant from the holder at its then fair value, having regard to both the spread between the Warrant Price and the value of the consideration to be received in the transaction and the remaining term of the Warrant. The Company and the holder of the Warrant shall agree on such fair value or, in the event they are unable to agree, shall submit the question of fair value to binding arbitration before a single arbitrator sitting in Boston, Massachusetts, under the commercial rules of the American Arbitration Association (any cost of arbitration to be borne by the Company).

       e. Upon any adjustment of the Warrant Price, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the holder of this Warrant at its address registered on the books of the Company, which notice shall state the Warrant Price resulting from such adjustment and the increased or decreased, if any, number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

       5.  NOTICE OF REORGANIZATIONS, ETC.

       In case at any time:

       a. The Company shall declare any dividend upon its Stock whether payable in cash, property or Stock or make any distribution to the holders of its Stock;

       b. there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation; or

       c. there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each one or more of said cases, the Company shall give at least 20 days' prior written notice, by first class mail, postage prepaid, addressed to the holder at its address registered on the books of the Company of (i) the date on which the books of the Company shall close or a record shall be taken for purposes of ascertaining which shareholders will be entitled to participate in such dividend or distribution or will be entitled to vote on such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up, as the case may be; (iii) the date on which the vote shall be taken concerning such reclassification, reorganization, consolidation, merger, dissolution, liquidation or winding up, as the case may be; and (ii) the date on which such dividend or distribution is to be paid or such reclassification, liquidation or winding up, as the case may be, is to be effective. Such notice shall also specify the date as of which the holders of Stock of record shall participate in said dividend or distribution or shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, dissolution, liquidation, or winding up, as the case may be.

       6.  ISSUANCE OF ADDITIONAL STOCK

       The Company shall give to the holder at least 20 days' prior written notice, by first class mail, postage prepaid, addressed to the holder at its address registered on the books of the Company, of the record date for determining the holders of Stock who shall be granted rights as a class to subscribe for or to purchase, or any options for the purchase of, Stock or Convertible Securities, to the end that the holder may exercise its rights to acquire Stock under this Warrant, by delivery of an executed Exercise Notice in accordance with Section 1 prior to said record date, and may thereby receive the same rights as other holders of Stock on said record date.

       7.  MISCELLANEOUS

       a. As used herein the term "Stock" shall mean and include the Company's presently authorized Common Stock, $.10 par value, and stock of any other class into which such presently authorized Stock may hereafter be changed. For the purposes of Sections 4, 5, and 6, the term "Stock" shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

       b. This Warrant shall not entitle the holder to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and no cash dividend paid out of earnings or surplus or interest shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares which may be subscribed for any purchased hereunder until and unless and except to the extent that the rights represented by this Warrant shall be exercised.

       c. This Warrant is exchangeable, upon the surrender hereof at the office or agency of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase each number of shares as shall be designated by said holder at the time of such surrender.

   8.  TRANSFER AND REGISTRATION

       a. If any proposed transfer, in whole or in part, of this Warrant or the Stock issuable upon exercise of this

Warrant might reasonably involve a public offering of the same contrary to the investment representations in Section 3, the Company may require as a condition precedent to such transfer, an opinion of counsel, satisfactory to it, that the proposed transfer will not involve a public offering which is required to be registered under the Securities Act of 1933. Subject to the foregoing, this Warrant and all rights hereunder is transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant duly executed by the holder or its agent or attorney.

       b. This Warrant and the name and address of the holder have been registered in a Warrant Register that is kept at the principal office of the Company, and the Company may treat the holder so registered as the absolute owner of this Warrant for all purposes.

       (c) The Common Stock issued upon exercise of this Warrant shall be registered for resale by the Holder in accordance with the Registration Rights Agreement signed by the Holder in connection with the Merger.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed
by its President on this      day of        , 199 .


                MERIDIAN MEDICAL TECHNOLOGIES, INC.


                 By
                     -------------------------------
                     James H. Miller
                     President

                                    ASSIGNMENT

FOR VALUE RECEIVED        hereby sells, assigns and transfers all of the
rights of the undersigned under the within Warrant, with respect to the number of shares of the Common Stock covered thereby set forth hereinbelow, unto



                                       Social Security
                                         or Federal            No.
Name of                                Identification          of
Assignee            Address                Number            Shares
--------            -------            ---------------       ------







            Signature:
                      ----------------------------------
            Address:
                      ----------------------------------

                      ----------------------------------

                      ----------------------------------


            Date:
                      ----------------------------------

                                 EXERCISE NOTICE

        TO:    Meridian Medical Technologies, Inc.

       The undersigned owner of the accompanying Warrant hereby irrevocably
exercises the option to purchase            shares of Common Stock in
accordance with the terms of such Warrant, directs that the shares issuable and deliverable upon such purchase (together with any check for a fractional interest) be issued in the name of and delivered to the undersigned, and makes payment in full therefor at the Warrant Price provided in such Warrant.

      COMPLETE FOR REGISTRATION OF SHARES OF COMMON STOCK ON THE STOCK TRANSFER RECORDS MAINTAINED BY COMPANY:

           -------------------------------------------------------
           Name of Warrant Holder

           -------------------------------------------------------
           Address

           -------------------------------------------------------
           Social Security or Federal Identification Number

           -------------------------------------------------------
           Signature:

           -------------------------------------------------------
           Date: